Exhibit 99.1


             Wireless Frontier Internet Announces Corporate Changes
                         Wednesday October 6, 8:18 am ET

FORT STOCKTON, Texas--(BUSINESS WIRE)--Oct. 6, 2004--Wireless Frontier Internet Inc. (Pink Sheets:WFRI - News), an industry-leading provider of wireless broadband Internet access for rural-based home and business consumers announced several changes to its management structure and its Board of Directors. The Company also announced the resignation of its independent auditor, and that it has engaged a new independent auditor.

The Company announced several management changes. Jasper Knabb has resigned as President and Director. Joe Chris Alexander will focus on operations as Vice President of Operations of Wireless Frontier Internet, Inc., the operating subsidiary of WFRI, and will no longer hold a position in the corporate parent entity. Ronald Marosko will focus on operations as Vice President of IT of the operating subsidiary of WFRI and will no longer hold a position in the corporate parent entity. Lorenzo Clarke has resigned his position as Chief Technology Officer.

James Bentley King has resigned his position as Director. W. Lawson Allen, a current Board member, has accepted the position as Chairman of the Audit Committee.

Effective September 30, 2004, Pollard-Kelley Auditing Services, Inc. resigned as the Company's independent public accountant. In connection with the audits of the Company for the two years ended December 31, 2002 and 2003, and the subsequent interim period through September 30, 2004, there were no disagreements with Pollard-Kelley on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to Pollard-Kelley's satisfaction would have caused Pollard-Kelley to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company also announced that it has engaged Burton McCumber & Cortez, L.L.P. ("BMC") as its new independent public accountant. BMC is a full service international accounting and management consulting firm headquartered in Brownsville, Texas.

Alex Gonzalez, Chairman and CEO, stated, "These corporate changes reflect how we intend to conduct business going forward. All of these individuals have made significant contributions to the Company and we greatly appreciate their efforts. There are no issues or disagreements with our departing auditors, only a physical distance between our firms that created a challenge for us both. We are excited about working with BMC, who has a wonderful reputation in Texas for technical excellence and service to public companies. We believe that these changes simplify our corporate functions, and promote a renewed focus on the operations of the Company. We are actively engaged in a search for two new Board members who can complement our existing Board with industry and public company knowledge. We are also pressing forward to implement our business plan, which is to acquire rural ISPs and other companies engaged in the wireless Internet industry who can add to our cash flow and earnings."

Founded in 1998, Wireless Frontier Internet is a leader in wireless broadband deployment. The Company currently services over 130 cities in Texas and Kansas, and is expanding nationally in

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Rural America. Wireless Frontier can be contacted at 432-336-0336 or by visiting our Web site at www.wirelessfrontier.net.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

Statements contained in this release, which are not historical facts, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment.

We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to,
(i) our ability to complete successful acquisitions of complementary companies, products and technologies; (ii) our ability to attract and retain customers; and
(iii) our ability to gain market share. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Wireless Frontier will be realized, or if substantially realized, that they will have the expected consequences to or effects on Wireless Frontier or its business or operations.